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               EXHIBIT 3(a): RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  PAYCHEX, INC.

      This Restated Certificate of Incorporation of Paychex, Inc. (the "Corporation") restates the provisions of the original Certificate of Incorporation of the Corporation and supersedes the original Certificate of Incorporation as heretofore amended or supplemented.

1. The name of the corporation (hereafter the "Corporation") is Paychex, Inc. The name under which the Corporation was originally incorporated was BLASE T. GOLISANO, INC.

2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 26, 1979.

3.    The Certificate of Incorporation is restated to read as follows:

            1.    The name of the corporation is Paychex, Inc.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is:

                  To act as designated agent for persons, partnerships, firms, associations, institutions or corporations employing persons performing services for wages, salaries or other forms of compensation;

                  To have the control, receipt, custody or disposal of, or pay the periodically due wages, salaries or compensation of an employee or group of employees, employed by one or more of the employers who shall designate the corporation as agent.

                  To perform such acts as are required of such employer or employers under any federal, state or local statute or ordinance with respect to payment of wages including, without limitation, the payment of statutory withholding taxes, mandatory

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      insurance premiums, other taxes and the preparation of payroll reports required to be submitted to governmental and other agencies.

                  To engage in any other commercial, mercantile, industrial, manufacturing, or franchise business permitted by law.

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                  To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

                  To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents

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      and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                  To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                  To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

                  In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

                  The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

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            4.    The total number of shares of stock which the Corporation
      shall have authority to issue is 600,000,000 shares of common stock and the par value of each of such shares is $.01, amounting in the aggregate to $6,000,000.

            5.    The corporation is to have perpetual existence.

            6.    The directors shall be elected annually.

                  No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which was illegal under Section 174 (or any successor section) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provisions become effective.

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

            7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

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            8.    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

4. This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the Delaware General Corporation Law and only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

      IN WITNESS WHEREOF, Paychex, Inc. has caused this Restated Certificate of Incorporation to be signed by its Secretary, John M. Morphy, this 12th day of July, 2004.

                                             Paychex, Inc.

                                             By: /s/ John M. Morphy
                                                 -------------------------------
                                                 John M. Morphy, Secretary